UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S. 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Side Letter Agreement and RSU Agreement with David J. Enholm

On June 30, 2026, CleanCore Solutions, Inc. (the “Company”) entered into a Side Letter Agreement (the “Side Letter”) with David J. Enholm, the Company’s Chief Financial Officer, amending certain compensation terms of Mr. Enholm’s existing Employment Agreement dated March 27, 2023, as amended (the “Employment Agreement”). Concurrently, the Company and Mr. Enholm entered into a Restricted Stock Unit Award Agreement (the “RSU Agreement”) pursuant to the Company’s 2022 Equity Incentive Plan (the “Plan”).

Pursuant to the Side Letter, effective July 1, 2026, Mr. Enholm’s annual base salary was reduced from $75,000 to $62,400, payable in accordance with the Company’s normal payroll practices. The salary adjustment was made voluntarily at Mr. Enholm’s request, and Mr. Enholm has waived any claim that such reduction constitutes a breach of the Employment Agreement or “good reason” for resignation thereunder. In addition, Mr. Enholm waived any and all rights to receive a cash payment for accrued or unused paid time off upon any future termination of employment with the Company.

In consideration of the salary adjustment, the PTO waiver, and Mr. Enholm’s continued service to the Company, the Company granted Mr. Enholm 80,000 restricted stock units (the “RSU Award”) under the Plan, pursuant to the RSU Agreement. Each RSU represents the right to receive one share of the Company’s common stock upon vesting. The RSU Award vests in two installments as follows:

●	40,000 RSUs vested on July 1, 2026; and

●	40,000 RSUs will vest upon the Company’s filing of its Annual Report on Form 10-K for the fiscal year ended June 30, 2026, with the Securities and Exchange Commission, subject to Mr. Enholm’s continued service through the date of such filing.

In the event of Mr. Enholm’s death, disability, retirement, or termination by the Company without cause, all unvested RSUs will become fully vested. If Mr. Enholm’s service terminates for any other reason, any unvested RSUs will be automatically forfeited.

The RSU Agreement and the Side Letter contain clawback and forfeiture provisions. Under both agreements, if the Form 10-K contains a material misstatement or omission, requires restatement, or becomes the subject of SEC inquiry or enforcement action, the Compensation Committee may suspend vesting, cancel or forfeit unvested RSUs, and require recoupment of vested RSUs, shares, or sale proceeds to the extent required by applicable law or, in its good faith discretion, attributable to Mr. Enholm’s conduct. Prior to any such determination, Mr. Enholm is entitled to written notice and at least fifteen business days to respond.

Except as expressly amended by the Side Letter, Mr. Enholm’s Employment Agreement remains in full force and effect.

The foregoing descriptions of the Side Letter and the RSU Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Side Letter Agreement, dated June 30, 2026, by and between CleanCore Solutions, Inc. and David J. Enholm
10.2	Restricted Stock Unit Award Agreement, dated June 30, 2026, by and between CleanCore Solutions, Inc. and David J. Enholm
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2026	CLEANCORE SOLUTIONS, INC.

/s/ Tyler Hassen
	Name:	Tyler Hassen
	Title:	Chief Executive Officer

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